EXHIBIT 10.31

GENERAL RELEASE
This General Release (this “Release”) is executed by Joseph Lagani (“Executive”) pursuant to Section 9(e) of the Employment Agreement between Executive and Martha Stewart Living Omnimedia, Inc. dated as of November 8, 2011 (the “Employment Agreement”).
WHEREAS, Executive’s employment with the Company has terminated;
WHEREAS, the Company and Executive intend that the terms and conditions of the Employment Agreement and this Release shall govern all issues relating to Executive’s employment and termination of employment with the Company;
WHEREAS, Executive acknowledges that the consideration to be provided to Executive under the Employment Agreement is sufficient to support this Release; and
WHEREAS, Executive understands that the Company regards the representations by Executive in the Employment Agreement and this Release as material and the Company is relying upon such representations in paying amounts to Executive pursuant to the Employment Agreement.
EXECUTIVE THEREFORE AGREES AS FOLLOWS:
1.    Executive’s employment with the Company terminated on December 31, 2013, and Executive has and will receive the payments and benefits set forth in Section 9 of the Employment Agreement in accordance with the terms and subject to the conditions thereof.
2.    Executive understands and agrees that pursuant to his 2013 Commission Plan, Executive is entitled to 1) Executive’s earned annual commission payment, such payment to be paid on or about February 14, 2014; 2) Executive’s home base over goal payment, if eligible, such payment to be calculated based on Executive’s 2013 Commission Plan and to be paid no earlier than the last payroll date for the Company in March 2014; and 3) any home base variable compensation for the January/February 2014 print issue of Martha Stewart Living, if any, such payment to be calculated based on Executive’s 2013 Commission Plan and to be paid no earlier than the last payroll date for MSLO in April 2014. Executive further understands and agrees that any revenue calculations for the payments set forth in this paragraph 2 have been adjusted for certain adjustments taken by the Company related to the KSL Media bankruptcy.
3.    Executive hereby irrevocably releases the Company, its past and present parents, subsidiaries and affiliates, and the directors, officers, employees, shareholders, attorneys, agents, representatives and advisors and the successors, predecessors and assigns of each of such persons and entities (but in each case of a director, officer, employee, shareholder, attorney, agent, representative, or advisor, only in such person’s capacity as a director, officer, employee, shareholder, attorney, agent, representative or advisor) (collectively, the “Company Released Parties”) from all claims, counterclaims, actions, complaints, causes of action, judgments, debts, rights to indemnification, demands or suits, at law or in equity, known or unknown, arising from, relating to or otherwise concerning Executive’s service with the Company and its subsidiaries and affiliates, which Executive or any of his executors, administrators or heirs and the successors, predecessors and assigns of each of the foregoing ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Release (the “Release of Claims”). This Release of Claims includes, without limitation, any claims arising out of federal, state or local wage payment, discrimination, sexual harassment, hostile work environment, retaliation, and fair employment practice law, including, without limitation, Title VII of the Civil Rights

EXHIBIT 10.31

Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq. (“ADEA”), the Americans with Disabilities Act, as amended, 42 U.S.C. Sections 12101 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. Sections 2601 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Sections 201 et seq., the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq., and any other federal, state or local law or ordinance (whether common law or statutory) dealing with discrimination in employment on the basis of sex, gender, age, race, color, national origin, religion, disability or equal pay requirements, or other protected category, including, without limitation, such claims based on theories of the mental and physical condition, sexual harassment, hostile work environment, retaliation, contract or tort. Excluded from the scope of this Release of Claims, however, are: (i) any rights Executive has to receive the payments and benefits set forth in Section 9 of the Employment Agreement in accordance with the terms and subject to the conditions thereof; (ii) any rights Executive has arising after the effective date of this Release under Executive’s Stock Option Agreements dated November 8, 2011 and Restricted Stock Unit Agreements dated November 8, 2011; and (iii) any rights Executive has or hereafter acquires to indemnification and advancement of expenses in accordance Section 11 of the Employment Agreement or the provisions of certificates of incorporation, by-laws or other governing documents of the Company and its subsidiaries and affiliates. Executive covenants not to sue the Company or any other person or entity described above, at law or in equity, in any forum, for any claims, counterclaims, actions, complaints or causes of actions that are within the scope of this Release of Claims.
4.    Executive hereby acknowledges and confirms that: (i) he was advised by the Company to consult with an attorney of his own selection regarding the terms of this Release of Claims; (ii) he was given a period of not fewer than forty-five (45) days to consider the terms of this Release of Claims and to consult with an attorney of his own selection with respect thereto, although he was free to sign this Release of Claims at any time during such period; and (iii) he knowingly and voluntarily accepts the terms of this Release of Claims.
5.    Executive understands that he may revoke this Release of Claims with respect to claims arising under ADEA at any time within seven (7) days of the date of his signing by providing written notice to the Company at the address specified in Section 15 of the Employment Agreement, and that with respect to claims arising under ADEA, this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if he has not timely revoked it.
6.    All employees in the Company were eligible to be selected for separation of employment as part of the Company’s Fall 2013 Restructuring Program. Eligible employees were selected for separation based on various reasons including but not limited to demonstrated job performance, demonstrated skills and abilities and the needs of the business. Executive acknowledges receipt of the attached Exhibit “A” which contains information regarding the job titles and ages of all eligible employees selected and not selected for separation of employment as part of the Program.
7.    The invalidity or unenforceability of any provision or provisions of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect.
8.    The validity, interpretation, construction and performance of this Release shall be governed by the law of the State of New York without regard to its conflicts of law principles. In the event of any dispute regarding this Release, the provisions of Section 24 of the Employment Agreement shall govern.
9.    Executive agrees to direct all prospective employers seeking employment references to contact in writing the Human Resources Department, or such other person as the Company may designate from time to time.

EXHIBIT 10.31

When contacted in such manner, consistent with Company policy, the Company shall only provide Executive’s dates of employment and title to such prospective employers.
10.     Executive agrees to keep the existence and terms of this Release, and the circumstances leading up to such Release, confidential. Accordingly, Executive shall not disclose such information to any person or entity, including but not limited to, current, former or future employees of the Company. This confidentiality requirement, however, shall not prohibit you from: (1) disclosure to your spouse or partner, attorney, tax agencies, or as otherwise required by law; (2) disclosing the confidentiality and non-interference provisions of this Release to any prospective or actual employer or anyone acting as your agent or on your behalf.
11.     The parties acknowledge that this Release is not an admission on either of their parts. Accordingly, this Release may not be admissible in any forum as an admission of any kind; provided that this sentence shall not prohibit either party from admitting into evidence the terms of this Release for the sole purpose of enforcing such terms. The parties further agree that questions regarding the interpretation of the language of the Release shall not be presumptively interpreted against the drafter as the Release is a product of negotiations between the parties.
12.    You represent that you have not, and agree that you will not, in any way disparage the Company or make or solicit any comments, statements or the like, to the media, to current, future or former employees or to others, that may be considered to be derogatory or detrimental to the good name or business reputation of the Company. You understand that any unauthorized disclosure or disparagement by you or by anyone to whom you disclose such information will be considered a breach of this Release. The Company shall inform its Chief Executive Officer, Chief Financial Officer, and General Counsel not to, directly or indirectly, make or publish any disparaging (whether written or oral) regarding the Executive of his business activities.
13.     The provisions of Section 10(c)(1) and 10(c)(2) of the Employment Agreement shall not apply to any former employee of the Company whose employment was involuntarily terminated.
14.     The Employment Agreement and this Release constitute the entire understanding between the parties with respect to the subject matter hereof. Executive has not relied on any oral statements that are not included in the Employment Agreement or this Release.

Date: February 19, 2014             /s/ Joseph Lagani
Joseph Lagani
Agreement, as to Sections 12 and 14:
Martha Stewart Living Omnimedia, Inc.
By: /s/ Allison Hoffman
Name: Allison Hoffman
Title: EVP, General Counsel & Corp. Secretary
Date: February 24, 2014

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